UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 3, 2006, The Rowe Companies (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Gene S. Morphis, the Company’s former Chief Financial Officer whose employment ended effective January 9, 2006, as previously reported by the Company in its Current Report on Form 8-K filed on January 10, 2006. Under the Separation Agreement, Mr. Morphis will continue to receive his monthly base salary in effect on the termination date of $18,333.33, less customary withholdings for taxes and health insurance premiums (to the extent he elects to continue such insurance coverage), from January 9, 2006 until October 9, 2006 (for aggregate gross payments of $165,000). The Separation Agreement obligates Mr. Morphis to mitigate his separation pay benefit by seeking other employment, and this benefit will be reduced to the extent he receives income from other employment during the separation pay period. The Separation Agreement contains customary confidentiality and non-disclosure provisions and prohibits Mr. Morphis for two years from competing with the Company in the United States, soliciting customers of the Company and soliciting any current officer or employee of the Company to work for another entity.

A copy of the Separation Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated February 3, 2006 between The Rowe Companies and Gene S. Morphis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: February 9, 2006	/s/ Garry W. Angle
Garry W. Angle
Vice President-Treasurer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement dated February 3, 2006 between The Rowe Companies and Gene S. Morphis

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